Exhibit 99.1

K12 Inc. Reports Full Year Fiscal 2018 Revenue Increases 3.3% to $917.7 Million

Free Cash Flow Rises 49.1% to $60.4 Million

HERNDON, Va.--(BUSINESS WIRE)--August 7, 2018--K12 Inc. (NYSE: LRN), a technology-based education company and leading provider of online curriculum and online school programs for students in pre-K through high school, today announced its results for the fourth fiscal quarter and full fiscal year ended June 30, 2018.

Financial Highlights for the Three Months Ended June 30, 2018 (Fourth Quarter Fiscal Year 2018)

  Revenues of $238.9 million, compared to $215.8 million in the fourth quarter of FY 2017.
  Operating income of $9.9 million, compared to $4.7 million in the fourth quarter of FY 2017.
  Net income attributable to common stockholders of $9.3 million, compared to a net loss of $6.5 million in the fourth quarter of FY 2017.
  Diluted net income attributable to common stockholders per share of $0.23, compared to a diluted net loss of $0.17 in the fourth quarter of FY 2017.

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we are also presenting adjusted operating income and adjusted EBITDA. Management believes that these additional metrics provide useful information to our investors as an indicator of performance because they exclude non-cash stock-based compensation expense. Non-GAAP Financial Highlights for the three months ended June 30, 2018 (Fourth Quarter Fiscal Year 2018) are as follows.

  Adjusted operating income of $15.8 million, compared to $12.8 million in the fourth quarter of FY 2017.
  Adjusted EBITDA of $33.5 million, compared to $30.7 million in the fourth quarter of FY 2017.

Financial Highlights for the Year Ended June 30, 2018

  Revenues of $917.7 million, compared to $888.5 million for the full fiscal year of 2017.
  Operating income of $25.5 million, compared to $13.1 million for the full fiscal year of 2017.
  Net income attributable to common stockholders of $27.6 million, compared to $0.5 million for the full fiscal year of 2017.
  Diluted net income attributable to common stockholders per share of $0.68, compared to $0.01 for the full fiscal year of 2017.

Non-GAAP Financial Highlights for the year ended June 30, 2018 are as follows.

  Adjusted operating income of $46.4 million, compared to $35.7 million for the full fiscal year of 2017.
  Adjusted EBITDA of $121.6 million, compared to $110.0 million for the full fiscal year of 2017.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures for these periods is provided below.

Liquidity

As of June 30, 2018, the Company had cash, cash equivalents and restricted cash of $233.1 million, an increase of $2.2 million compared to the $230.9 million reported at June 30, 2017.

Share Buyback

On May 16, 2018, K12 announced that the Board of Directors had authorized the repurchase of 1.83 million shares of the Company’s common stock in a private block transaction at a price of $15.00 per share. This one-time purchase of $27.5 million was funded with cash on hand.

Capital Expenditures

Capital expenditures for the year ended June 30, 2018 were $43.1 million, a decrease of $5.1 million from the prior year’s full fiscal year, and was comprised of:

  $8.7 million for property and equipment,
  $24.5 million for capitalized software development, and
  $9.9 million for capitalized curriculum.

Revenue and Enrollment Data

Revenue

The Company’s lines of business are – Managed Public School Programs (where K12 provides substantially all management, technology and academic support services in addition to curriculum, learning systems and instructional services), Institutional (Non-managed Public School Programs – curriculum, technology and other educational services where K12 does not provide primary administrative oversight, and Institutional Software and Services – educational software and services provided to school districts, public schools and other educational institutions), and Private Pay Schools and Other (private schools for which it charges student tuition and makes direct consumer sales) – The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended June 30,		Change 2018 / 2017		Year Ended June 30,		Change 2018 / 2017
	2018	2017	$	%	2018	2017	$	%
	(In thousands, except percentages)

Managed Public School Programs	$208,319	$179,337	$28,982	16.2%	$780,797	$733,690	$47,107	6.4%

Institutional
Non-managed Public School Programs	12,384	13,402	(1,018)	-7.6%	56,784	65,362	(8,578)	-13.1%
Institutional Software & Services	9,352	14,741	(5,389)	-36.6%	43,852	53,709	(9,857)	-18.4%
Total Institutional	21,736	28,143	(6,407)	-22.8%	100,636	119,071	(18,435)	-15.5%
Private Pay Schools and Other	8,819	8,278	541	6.5%	36,301	35,758	543	1.5%
Total	$238,874	$215,758	$23,116	10.7%	$917,734	$888,519	$29,215	3.3%

Enrollment Data

The following table sets forth average enrollment data for the periods indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended June 30,		2018 / 2017		Year Ended June 30,		2018 / 2017
(In thousands, except percentages)	2018	2017	Change	Change %	2018	2017	Change	Change %

Managed Public School Programs (1,2)	105.0	97.4	7.6	7.8%	108.7	103.7	5.0	4.8%
Non-managed Public School Programs (1)	23.1	28.9	(5.8)	-20.1%	23.9	28.9	(5.0)	-17.3%

(1)	If a school changes from a Managed Public School Program to a Non-managed Public School Program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.
(2)	Managed Public School Programs may include enrollments for which K12 receives no public funding or revenue.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the periods indicated.

	Three Months Ended		Change		Year Ended		Change
	June 30,		2018 / 2017		June 30,		2018 / 2017
	2018	2017	$	%	2018	2017	$	%
Managed Public School Programs	$1,984	$1,841	143	7.8%	$7,183	$7,075	$108	1.5%
Non-managed Public School Programs	536	464	72	15.5%	2,376	2,262	114	5.0%

Fiscal Year 2019 Outlook

The Company will provide an outlook for fiscal 2019 results as part of the first quarter results report for fiscal year 2019. This first quarter results is planned to be published at or near the end of October 2018. No separate guidance communication, or enrollment counts, for fiscal 2019 will be provided before that time.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve sufficient levels of new enrollments to sustain or to grow our business model; failure of the schools we serve to comply with regulations resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; declines or variations in academic performance outcomes as curriculum and testing standards evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and in any school in which we operate; legal and regulatory challenges from opponents of virtual public education, public charter schools or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; declines in enrollments due to teacher union activities; infringement of our intellectual property; entry of new competitors with superior competitive technologies and lower prices; disruptions to our Internet-based learning and delivery systems resulting from cyber-attacks; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of June 30, 2018, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss its fourth quarter and full fiscal year 2018 financial results during a conference call scheduled for Tuesday, August 7, 2018 at 5:00 p.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=130101. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 4:45 p.m. (ET). No passcode is required.

A replay of the call will be available starting on August 7, 2018 at 8:00 p.m. ET through September 7, 2018 at 8:00 p.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13680817. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=130101 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the three months and full year ended June 30, 2018, and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Form 10-K for the year ended June 30, 2018, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-K may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC. CONSOLIDATED BALANCE SHEETS

	June 30,
	2018	2017

	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$231,113	$230,864
Accounts receivable, net of allowance of $12,384 and $14,791 at June 30, 2018 and 2017, respectively	176,319	192,205
Inventories, net	31,134	30,503
Prepaid expenses	10,278	8,006
Other current assets	10,388	12,004
Total current assets	459,232	473,582
Property and equipment, net	28,868	26,297
Capitalized software, net	55,488	62,695
Capitalized curriculum development costs, net	53,558	59,213
Intangible assets, net	17,951	20,226
Goodwill	90,197	87,214
Deposits and other assets	36,669	6,057
Total assets	$741,963	$735,284
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligations	$13,353	$11,880
Accounts payable	29,362	30,052
Accrued liabilities	14,345	21,622
Accrued compensation and benefits	36,050	29,367
Deferred revenue	23,114	24,830
Total current liabilities	116,224	117,751
Capital lease obligations, net of current portion	12,665	10,025
Deferred rent, net of current portion	3,270	4,157
Deferred tax liability	12,577	16,726
Other long-term liabilities	10,038	11,579
Total liabilities	154,774	160,238
Redeemable noncontrolling interest	—	700
Stockholders’ equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 44,902,567 and 44,325,772 shares issued, and 39,567,824 and 40,823,174 shares outstanding at June 30, 2018 and 2017, respectively	4	4
Additional paid-in capital	703,351	690,488
Accumulated other comprehensive loss	(252)	(170)
Accumulated deficit	(13,432)	(40,976)
Treasury stock of 5,334,743 and 3,502,598 shares at cost at June 30, 2018 and 2017, respectively	(102,482)	(75,000)
Total stockholders’ equity	587,189	574,346
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$741,963	$735,284

K12 INC. CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Year Ended June 30,
	2018	2017	2018	2017
	(In thousands except share and per share data)
Revenues	$238,874	$215,758	$917,734	$888,519
Cost and expenses
Instructional costs and services	157,087	139,244	592,495	557,316
Selling, administrative, and other operating expenses	69,939	68,791	290,446	305,617
Product development expenses	1,972	3,011	9,248	12,457
Total costs and expenses	228,998	211,046	892,189	875,390
Income from operations	9,876	4,712	25,545	13,129
Impairment of investment in Web International Education Group, Ltd.	—	(10,000)	—	(10,000)
Interest income, net	430	561	965	1,808
Income (loss) before income taxes and noncontrolling interest	10,306	(4,727)	26,510	4,937
Income tax benefit (expense)	(959)	(1,876)	910	(5,396)
Net income (loss)	9,347	(6,603)	27,420	(459)
Add net loss attributable to noncontrolling interest	—	120	200	910
Net income (loss) attributable to common stockholders	$9,347	$(6,483)	$27,620	$451
Net income (loss) attributable to common stockholders per share:
Basic	$0.24	$(0.17)	$0.70	$0.01
Diluted	$0.23	$(0.17)	$0.68	$0.01
Weighted average shares used in computing per share amounts:
Basic	39,031,207	38,757,312	39,282,674	38,298,581
Diluted	39,976,593	38,757,312	40,637,744	39,500,934

K12 INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2018	2017
	(In thousands)
Cash flows from operating activities
Net income (loss)	$27,420	$(459)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	75,260	74,280
Stock-based compensation expense	20,817	22,598
Deferred income taxes	(4,015)	(7,065)
Provision for doubtful accounts	4,089	4,512
Impairment of investment in Web International Education Group, Ltd.	—	10,000
Other	4,822	4,286
Changes in assets and liabilities:
Accounts receivable	11,987	(27,745)
Inventories, prepaid expenses and other current assets	(3,801)	1,323
Deposits and other assets	(24,690)	10,020
Accounts payable	(2,336)	5,317
Accrued liabilities	(8,092)	(4,963)
Accrued compensation and benefits	6,672	(1,674)
Deferred revenue	(2,077)	(1,135)
Deferred rent and other liabilities	(2,429)	(567)
Net cash provided by operating activities	103,627	88,728
Cash flows from investing activities
Purchase of property and equipment	(8,743)	(2,174)
Capitalized software development costs	(24,533)	(26,918)
Capitalized curriculum development costs	(9,927)	(19,132)
Acquisitions and investments	(7,274)	(9,063)
Sale of trade name	—	89
Net cash used in investing activities	(50,477)	(57,198)
Cash flows from financing activities
Repayments on capital lease obligations	(13,301)	(15,697)
Purchase of treasury stock	(27,482)	—
Proceeds from exercise of stock options	196	6,953
Excess tax benefit from stock-based compensation	—	291
Repurchase of restricted stock for income tax withholding	(10,314)	(6,191)
Net cash used in financing activities	(50,901)	(14,644)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	—	(11)
Net change in cash, cash equivalents and restricted cash	2,249	16,875
Cash, cash equivalents and restricted cash, beginning of period	230,864	213,989
Cash, cash equivalents and restricted cash, end of period	$233,113	$230,864

Reconciliation of cash, cash equivalents and restricted cash to balance sheet:
Cash and cash equivalents	$231,113	$230,864
Deposits and other assets (restricted cash)	2,000	—
Total cash, cash equivalents and restricted cash	$233,113	$230,864

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we have presented adjusted operating income (loss), adjusted EBITDA, and Free Cash Flow. These measures are not measurements recognized under GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation.
  Adjusted EBITDA is defined as net income (loss) attributable to common stockholders as adjusted for interest income (expense), net; impairment of investment in Web International Education Group, Ltd.; income tax benefit (expense); noncontrolling interest; stock-based compensation; and depreciation and amortization. Interest income (expense) primarily consists of interest expense for capital leases and interest income on customer receivables.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.
  Free Cash Flow is defined as net cash provided by (used in) operating activities less purchase of property and equipment; capitalized software development costs; and capitalized curriculum development costs.

This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations because it is an indicator of performance with the removal of stock-based compensation which assists both investors and management in analyzing and benchmarking the performance and value of our business.

We believe adjusted EBITDA is useful to an investor in evaluating our operating performance because it is both widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired.

Our management uses adjusted EBITDA and adjusted operating income (loss):

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis;
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry; and
  as consistent with lending covenants on our line of credit.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA, and adjusted operating income (loss) used by other companies. Although we use these non-GAAP measures as financial measures to assess the performance of our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure.

Adjusted EBITDA and adjusted operating income (loss) should be considered in addition to, and not as a substitute for, income or loss from operations, net income or loss, and earnings or loss per share prepared in accordance with GAAP as a measure of performance. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

	Three Months Ended June 30,		Year Ended June 30,
	2018	2017	2018	2017
	(In thousands)
Net income (loss) attributable to common stockholders	$9,347	$(6,483)	$27,620	$451
Interest income, net	(430)	(561)	(965)	(1,808)
Impairment of investment in Web International Education Group, Ltd.	-	10,000	-	10,000
Income tax (benefit) expense	959	1,876	(910)	5,396
Noncontrolling interest	-	(120)	(200)	(910)
Stock-based compensation expense	5,964	8,041	20,817	22,598
Adjusted operating income	15,840	12,753	46,362	35,727
Depreciation and amortization	17,648	17,955	75,260	74,280
Adjusted EBITDA	$33,488	$30,708	$121,622	$110,007

	Year Ended June 30,
	2018	2017
	(in thousands)
Net cash provided by operating activities	103,627	88,728
Purchase of property and equipment	(8,743)	(2,174)
Capitalized software development costs	(24,533)	(26,918)
Capitalized curriculum development costs	(9,927)	(19,132)
Free cash flow	$60,424	$40,504

About K12 Inc.

K12 Inc. (NYSE: LRN) is driving innovation and advancing the quality of education by delivering state-of-the-art, digital learning platforms and technology to students and school districts across the globe. K12’s curriculum serves over 2,000 schools and school districts and has delivered millions of courses over the past decade. K12 provides online and blended education solutions to charter schools, public school districts, private schools, and directly to families. The K12 program is offered through more than 70 partner public schools, and through school districts and public and private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com. To download the enrollment app visit K12.com/app.

CONTACT:
K12 Inc.
Investor and Press Contact:
Mike Kraft, 571-353-7778
VP Finance and Communications
mkraft@k12.com